Exhibit 99

Pall Corporation Reports Strong First Quarter Sales and Earnings

Port Washington, NY (December 9, 2010) -- Pall Corporation (NYSE:PLL) today reported financial results for the first quarter of fiscal 2011 which ended on October 31, 2010.

First Quarter Sales and Earnings Overview

First quarter sales were $605.5 million, a 10.7% gain over last year. Sales in local currency ("LC") increased 12.1%. Foreign currency translation reduced reported sales by 1.4%.

Pro forma earnings per share ("EPS") were $0.62, compared to $0.40 last year, an increase of 55%. In both periods, this excludes restructuring and other charges and items affecting interest expense and provision for income taxes last year (collectively, “Discrete Items"). Diluted EPS were $0.61, compared to $0.56 last year. Foreign currency translation did not affect EPS in the quarter.

Eric Krasnoff, Chairman, CEO and President, said, “The first quarter provided a good start to the year. Growth was broad based by market and geography. Sales in our Industrial business increased over 14% in LC. Microelectronics and Machinery & Equipment again performed well. Aerospace returned to growth in the quarter after a down fiscal 2010. Our Life Sciences business saw sales increase over 10% in LC. Within Life Sciences, BioPharmaceuticals grew 15%. Orders in Industrial and Life Sciences increased about 7%. Sales growth and productivity drove up gross margin to 51% and operating margin to over 17%.”

Life Sciences – First Quarter Highlights

(Dollar Amounts in Thousands and Discussion of Sales and Orders Changes are in Local Currency)

			%	% CHANGE
Sales:	OCT. 31, 2010	OCT. 31, 2009	CHANGE	IN LC
BioPharmaceuticals	$161,409	$143,223	12.7	14.6
Medical	98,542	95,687	3.0	4.9
Food & Beverage	51,629	49,217	4.9	8.9
Total Life Sciences segment	$311,580	$288,127	8.1	10.4

Gross profit	$169,919	$155,821
% of sales	54.5	54.1
Operating profit	$73,188	$64,554
% of sales	23.5	22.4

BioPharmaceuticals: Sales in Pharmaceuticals increased 14.6% with particular strength in the biotech and plasma industries. Sales increased in all geographies, led by the Western Hemisphere and Asia. Consumables sales grew 13.5% and systems sales were up 30.3%.

Sales in Laboratory grew 14.0% with solid increases in all regions.

Medical: OEM sales increased 18.8% driven by Europe. Sales in Blood Filtration grew 1.1%.

Food & Beverage: Sales growth reflects improving market conditions and increasing demand in emerging regions. Consumables sales increased 11.5%, with all geographies contributing.

The 110 basis point improvement in Life Sciences operating margin reflects the growth in sales, including continued improvement in pricing, and the contribution of cost savings initiatives.

Industrial – First Quarter Highlights

(Dollar Amounts in Thousands and Discussion of Sales and Orders Changes are in Local Currency)

			%	% CHANGE
Sales:	OCT. 31, 2010	OCT. 31, 2009	CHANGE	IN LC
Aeropower	$116,549	$95,019	22.7	24.4
Energy & Water	102,393	107,244	(4.5)	(3.1)
Microelectronics	74,955	56,549	32.5	29.4
Total Industrial segment	$293,897	$258,812	13.6	14.1

Gross profit	$138,754	$114,377
% of sales	47.2	44.2
Operating profit	$45,339	$24,184
% of sales	15.4	9.3

Aeropower: Machinery & Equipment sales grew 32.3% as customers worldwide increased production levels. Demand in the mining and primary metals industries was particularly strong.

Sales in Aerospace increased 15.4% led by 27.3% growth in the commercial sector. Military Aerospace sales grew 6.3%.

Energy & Water: Sales in Fuels & Chemicals declined 12.7%. Consumables sales increased 10.7% as production of oil and gas, chemicals, and polymers increased. Systems sales, which can be large and lumpy, decreased 63.5%.

Power Generation sales increased 11.1%. This was driven by continued growth including strong performance in the wind-turbine market in Asia and water treatment systems for power stations in the Western Hemisphere.

Municipal Water sales increased 11.3% with particular strength in the Western Hemisphere.

Microelectronics: The Microelectronics market remained strong worldwide. Growth continued to reflect high utilization rates at chip producers and a healthier consumer demand for advanced electronics such as LED display technology.

Industrial’s gross margin, supported by productivity improvements in manufacturing operations, also benefited from the leverage provided by sales growth, particularly in the Microelectronics market and the Machinery & Equipment submarket. Operating profit almost doubled from a year ago to $45.3 million.

Conclusion/Outlook

Mr. Krasnoff concluded, "Pall's robust first quarter results suggest economic recovery is continuing. The Western Hemisphere in particular saw revenue increase 25% and consumables orders grow 13%. Increasing economic activity was also evident in the key emerging markets the company has been focused on developing. We continue to expect a CAGR of about 20% in Latin America, MENA, China, Southeast Asia and Eastern Europe over the next 3 years.

FX has been on a roller coaster for the past 2 years. With exchange rates as they currently stand, translation would be about neutral to EPS. Based upon the first quarter results and outlook, we now expect projected pro forma EPS to be in the range of $2.48 to $2.63 for fiscal 2011. We are steadily executing our long-term strategic plan with confidence.”

Conference Call
On Friday, December 10, 2010, at 8:30 am EST, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.

About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.4 billion for fiscal 2010, is an S&P 500 company with more than 10,000 employees serving customers worldwide. To see how Pall is helping enable a greener, safer, more sustainable future, visit www.pall.com/green.

Forward-Looking Statements
The matters discussed in this report contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the first quarter of fiscal year 2011 are preliminary until the Company's Form 10-Q is filed with the Securities and Exchange Commission on December 10, 2010.

Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as "may," "will," "expect," "believe," "intend," "should," "could," "anticipate," "estimate," "forecast," "project," "plan," "predict," "potential," and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I–Item 1A.–Risk Factors in our 2010 Annual Report on Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the effect of litigation and regulatory inquiries associated with the restatement of our prior period financial statements; the impact of legislative, regulatory and political developments globally and the impact of the uncertain global economic environment and the timing and strength of a recovery in the markets and regions we serve, and the extent to which adverse economic conditions may affect our sales volume and results; demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices, as well as delays or cancellations in shipments; our ability to obtain regulatory approval or market acceptance of new technologies; our ability to successfully complete our business improvement initiatives, which include integrating and upgrading our information systems and the effect of a serious disruption in our information systems; fluctuations in our effective tax rate; volatility in foreign currency exchange rates, interest rates and energy costs and other macro economic challenges currently affecting us; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; increase in costs of manufacturing and operating costs; our ability to achieve the savings anticipated from cost reduction and gross margin improvement initiatives; the effect of the restrictive covenants in the Company’s debt facilities; our ability to enforce patents and protect proprietary products and manufacturing techniques; our ability to successfully complete or integrate any acquisitions; and the impact of pricing and other actions by competitors. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	OCT. 31, 2010	JULY 31, 2010
Assets:

Cash and cash equivalents	$479,377	$498,563
Accounts receivable	565,438	566,499
Inventories	454,410	415,046
Other current assets	238,860	222,651
Total current assets	1,738,085	1,702,759

Property, plant and equipment, net	725,499	706,435
Other assets	615,471	590,018
Total assets	$3,079,055	$2,999,212

Liabilities and Stockholders' Equity:

Short-term debt	$46,064	$42,028
Accounts payable, income taxes and other current liabilities	564,011	595,177
Total current liabilities	610,075	637,205

Long-term debt	729,683	741,353
Deferred taxes and other non-current liabilities	454,375	438,304
Total liabilities	1,794,133	1,816,862

Stockholders' equity	1,284,922	1,182,350
Total liabilities and stockholders' equity	$3,079,055	$2,999,212

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	FIRST QUARTER ENDED
	OCT. 31, 2010	OCT. 31, 2009
Net sales	$605,477	$546,939
Cost of sales	296,804	276,741
Gross profit	308,673	270,198
% of sales	51.0%	49.4%
Selling, general and administrative expenses	182,298	176,658
% of sales	30.1%	32.3%
Research and development	20,169	17,249
Earnings before restructuring and other charges,
net ("ROTC"), interest expense, net and income
taxes	106,206	76,291
% of sales	17.5%	13.9%
ROTC (a)	1,409	4,057
Interest expense/(income), net (b)	7,294	(2,606)
Earnings before income taxes	97,503	74,840
Provision for income taxes (b)	26,094	7,857
Net earnings	$71,409	$66,983

Earnings per share:
Basic	$0.61	$0.57
Diluted	$0.61	$0.56

Average shares outstanding:
Basic	116,292	117,686
Diluted	117,821	118,847

Net earnings as reported	$71,409	$66,983
Discrete items:
Tax adjustments (b)	-	(14,188)
Interest adjustments, after pro forma tax
effect (b)	-	(7,499)
ROTC, after pro forma tax effect (a)	1,054	2,739
Total discrete items	1,054	(18,948)
Pro forma earnings	$72,463	$48,035

Diluted earnings per share as reported	$0.61	$0.56
Discrete items:
Tax adjustments (b)	-	(0.12)
Interest adjustments, after pro forma tax
effect (b)	-	(0.06)
ROTC, after pro forma tax effect (a)	0.01	0.02
Total discrete items	0.01	(0.16)
Pro forma diluted earnings per share	$0.62	$0.40

Pro forma earnings exclude the items below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific U.S. federal and/or foreign tax rates.

(a) ROTC in the quarter ended Oct. 31, 2010 of $1,409 ($1,054 after pro forma tax effect of $355) and in the quarter ended October 31, 2009 of $4,057 ($2,739 after pro forma tax effect of $1,318), primarily includes costs related to the Company's cost reduction initiatives.

(b) Interest expense/(income), net, and provision for income taxes in the quarter ended Oct. 31, 2009 includes the reversal of accrued interest of $8,984 ($7,499 after pro forma tax effect of $1,485) and income taxes payable of $14,188, principally related to the resolution of a foreign tax audit.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	FIRST QUARTER ENDED
	OCT. 31, 2010	OCT. 31, 2009
Net cash provided by operating activities	$58,686	$73,040

Investing activities:
Capital expenditures	(25,358)	(37,081)
Other	(12,030)	(1,222)
Net cash used by investing activities	(37,388)	(38,303)

Financing activities:
Dividends paid	(36,976)	(33,913)
Notes payable and long-term debt (repayments) / borrowings	(16,826)	2,090
Purchase of treasury stock	(25,000)	-
Other	15,277	8,453
Net cash used by financing activities	(63,525)	(23,370)

Cash flow for period	(42,227)	11,367
Cash and cash equivalents at beginning of year	498,563	414,011
Effect of exchange rate changes on cash	23,041	8,156
Cash and cash equivalents at end of period	$479,377	$433,534

Free cash flow:
Net cash provided by operating activities	$58,686	$73,040
Less capital expenditures	25,358	37,081
Free cash flow	$33,328	$35,959

PALL CORPORATION
SUMMARY OPERATING PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	FIRST QUARTER ENDED
	OCT. 31, 2010	OCT. 31, 2009
Life Sciences
Sales	$311,580	$288,127
Cost of sales	141,661	132,306
Gross profit	169,919	155,821
% of sales	54.5%	54.1%

Selling, general and administrative expenses	83,474	80,653
% of sales	26.8%	28.0%
Research and development	13,257	10,614
Operating profit	$73,188	$64,554
% of sales	23.5%	22.4%

Industrial
Sales	$293,897	$258,812
Cost of sales	155,143	144,435
Gross profit	138,754	114,377
% of sales	47.2%	44.2%

Selling, general and administrative expenses	86,503	83,558
% of sales	29.4%	32.3%
Research and development	6,912	6,635
Operating profit	$45,339	$24,184
% of sales	15.4%	9.3%

CONSOLIDATED:
Operating profit	$118,527	$88,738
General corporate expenses	12,321	12,447
Earnings before ROTC, interest expense, net and
income taxes	106,206	76,291
ROTC	1,409	4,057
Interest expense/(income), net	7,294	(2,606)
Earnings before income taxes	$97,503	$74,840

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
FIRST QUARTER ENDED	OCT. 31, 2010	OCT. 31, 2009	% CHANGE	IMPACT	CURRENCY
Life Sciences			|-------------- Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$161,409	$143,223	12.7	$(2,663)	14.6
Medical	98,542	95,687	3.0	(1,864)	4.9
Food & Beverage	51,629	49,217	4.9	(1,981)	8.9
Total Life Sciences	$311,580	$288,127	8.1	$(6,508)	10.4

By Geography:
Western Hemisphere	$109,651	$95,070	15.3	$144	15.2
Europe	145,388	147,743	(1.6)	(9,555)	4.9
Asia	56,541	45,314	24.8	2,903	18.4
Total Life Sciences	$311,580	$288,127	8.1	$(6,508)	10.4

Industrial
By Market:
Aeropower	$116,549	$95,019	22.7	$(1,630)	24.4
Energy & Water	102,393	107,244	(4.5)	(1,520)	(3.1)
Microelectronics	74,955	56,549	32.5	1,799	29.4
Total Industrial	$293,897	$258,812	13.6	$(1,351)	14.1

By Geography:
Western Hemisphere	$100,468	$72,098	39.3	$188	39.1
Europe	81,681	82,974	(1.6)	(5,747)	5.4
Asia	111,748	103,740	7.7	4,208	3.7
Total Industrial	$293,897	$258,812	13.6	$(1,351)	14.1

# # #

Contact:

Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com